UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 14, 2019 (May 9, 2019)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices, and Zip Code)

(905) 479-1810
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 9, 2019, at the Annual Meeting described under Item 5.07 below, the stockholders of SMTC Corporation (the “Company”) approved the SMTC Corporation 2019 Incentive Plan (the “Plan”). The Plan replaces the SMTC Corporation 2010 Incentive Plan (the “2010 Plan”).

The following is a brief description of the terms and conditions of the Plan. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference. In addition, a more detailed summary of the Plan can be found on pages 11-17 of the Company’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2019, which description is incorporated herein by reference.

The Plan authorizes the issuance of up to 3,000,000 shares of common stock. In addition, shares of common stock subject to outstanding options and restricted stock units under the 2010 Plan as of May 9, 2019 that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in vested or nonforfeitable shares) will become available for grant under the Plan, up to a maximum of 1,913,024 shares. Shares may be issued under the Plan pursuant to awards of stock options, stock appreciation rights, stock awards, restricted stock and stock units, performance awards and other stock- or cash-based awards. The Board of Directors of the Company (the “Board”) and the Compensation and Management Development Committee (the “Committee”) are authorized to administer the Plan.

The Plan will terminate on March 13, 2029, unless terminated earlier by the Board or the Committee.

Item 5.03	Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On March 13, 2019, at a meeting of the Board, the Board approved an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Amendment”) to, among other things, increase the number of authorized shares of common stock, $0.01 par value per share, of the Company. The Board further approved the submission of the Amendment to the Company’s stockholders for approval. On May 9, 2019, at the Annual Meeting, the Company’s stockholders voted to approve the Amendment.

On May 9, 2019, the Company filed the Amendment with the Secretary of State of Delaware, which became effective upon filing. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 9, 2019 (the “Annual Meeting”).

(b) At the Annual Meeting, 20,251,759 shares were represented to vote either in person or by proxy, or 86.72% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

Each of the five nominees for director received the requisite plurality of votes for election. The vote tabulation was as follows:

	For	Withheld	Broker Non- votes
Clarke H. Bailey	13,394,030	973,567	5,884,162
David Sandberg	13,291,241	1,076,356	5,884,162
Frederick Wasserman	13,496,202	871,395	5,884,162
J. Randall Waterfield	13,396,119	971,478	5,884,162
Edward Smith	13,507,060	860,537	5,884,162

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.

PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019, with 20,219,964 votes in favor, 22,722 votes against and 9,073 abstentions.

Proposal 3 – Approval of Charter Amendment to Certificate of Incorporation.

The proposal to amend the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 26,000,000 to 38,750,000 was approved with 19,124,195 votes in favor, 454,804 votes against, 453,454 abstentions and 219,306 broker non-votes.

Proposal 4 – Advisory Vote to Approve Executive Compensation.

The proposal to approve, by non-binding vote, the compensation paid to the Company’s executive officers, was approved with 13,604,311 votes in favor, 746,933 votes against, 16,353 abstentions and 5,884,162 broker non-votes.

Proposal 5 – Approval of the SMTC Corporation 2019 Incentive Plan.

The SMTC Corporation 2019 Incentive Plan was approved with 12,264,678 votes in favor, 2,073,236 votes against, 29,683 abstentions and 5,884,162 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation
10.1	SMTC Corporation 2019 Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2019)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2019	SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer